Investor Contact
Enrique Mayor-Mora: 877-784-7167

Media Contact
Michael Fox, ICR:  203-682-8218

DENNY’S APPOINTS DEBRA SMITHART-OGLESBY INTERIM CEO

Spartanburg, SC – June 8, 2010 – Denny’s Corporation (NASDAQ: DENN) announced today that Debra Smithart-Oglesby, Denny’s Board Chair, has been appointed Interim Chief Executive Officer (CEO), succeeding Nelson Marchioli. Ms. Smithart-Oglesby will serve as CEO until the Company completes the process of hiring a permanent CEO.

Ms. Smithart-Oglesby stated, “I am a passionate believer in the Denny’s brand and I welcome the opportunity to assume this interim role at an important juncture in the Company’s history.  As the Company nears completion of its transition to a franchise-oriented business model, we have been planning for a transition in leadership.  Today’s announcement will help accelerate that process and the Company’s ability to attract best-in-class candidates for the position of CEO.  I want to thank Nelson for his dedicated service to the Company and the Denny’s brand; he has worked tirelessly on its behalf.”

Denny’s also announced the formation of a strategic team to provide organizational focus on the Company’s top priorities during this transition period, with particular emphasis on driving sales and guest counts and ensuring operational excellence across the system.  This team will be led by Debra Smithart-Oglesby and will consist of Mark Wolfinger, Denny’s Chief Financial Officer and Chief Administrative Officer, Bill Cox, a large Denny’s franchisee of 16 years, with over 30 years of experience in the restaurant industry including senior operating roles at multiple restaurant concepts, and Bob Langford, a large Denny’s franchisee of 10 years, with over 30 years of experience in the restaurant industry including senior leadership roles at a number of concepts.  Mr. Cox will provide support related to operations until the position of Chief Operating Officer is filled and Mr. Langford will continue to provide support related to marketing until the position of Chief Marketing Officer is filled.  The search process for both positions is in an advanced stage.

Ms. Smithart-Oglesby concluded, “We are fortunate to have a deep and talented team of experienced restaurant professionals at the Company and within the Denny’s family.  Our team is intensely focused on driving sustained improvement in our results in order to maximize stockholder value. We look forward to bringing a renewed sense of energy and passion to our work to achieve the full potential of this great brand.”

About Denny’s

Denny’s is one of America’s largest full-service family restaurant chains, consisting of 1,322 franchised and licensed units and 237 company-owned units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico.  For further information on Denny’s, including news releases, links to SEC filings and other financial information, please visit the Denny’s investor relations website.

Forward Looking Statements

The Company urges caution in considering its current trends and any outlook on earnings disclosed in this presentation.  In addition, certain matters discussed may constitute forward-looking statements.  These forward-looking statements involve risks, uncertainties, and other factors that may cause the actual performance of Denny’s Corporation, its subsidiaries and underlying restaurants to be materially different from the performance indicated or implied by such statements.  Words such as “expects”, “anticipates”, “believes”, “intends”, “plans”, “hopes”, and variations of such words and similar expressions are intended to identify such forward-looking statements.  Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.  Factors that could cause actual performance to differ materially from the performance indicated by these forward-looking statements include, among others:  the competitive pressures from within the restaurant industry; the level of success of the Company’s operating initiatives, advertising and promotional efforts; adverse publicity; changes in business strategy or development plans; terms and availability of capital; regional weather conditions; overall changes in the general economy, particularly at the retail level; political environment (including acts of war and terrorism); and other factors from time to time set forth in the Company’s SEC reports, including but not limited to the discussion in Management’s Discussion and Analysis and the risks identified in Item 1A. Risk Factors contained in the Company’s Annual Report on Form 10-K for the year ended December 30, 2009 (and in the Company’s subsequent quarterly reports on Form 10-Q).